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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             The Finish Line, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                          [LETTERHEAD OF FINISH LINE]


                                                                   June 9, 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of The Finish Line, Inc. on Thursday, July 17, 1997, at 9:00 a.m., to be held at NBD Bank, One Indiana Square, Indianapolis, IN 46266, 5th Floor Auditorium. Members of your Board of Directors and management look forward to greeting those stockholders who are able to attend.

  The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

  It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

  Your interest and participation in the affairs of the Company are greatly appreciated.

                                          Respectfully,

                                          /s/ Alan H. Cohen

                                          Alan H. Cohen,
                                          Chairman of the Board
                                          and Chief Executive Officer

                             THE FINISH LINE, INC.
                          3308 NORTH MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA 46236

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 17, 1997

                               ----------------

TO THE STOCKHOLDERS OF THE FINISH LINE, INC.:

  Notice is hereby given that the 1997 Annual Meeting of Stockholders of The Finish Line, Inc. to be held at NBD Bank, One Indiana Square, Indianapolis, IN 46266, 5th Floor Auditorium on Thursday, July 17, 1997 at 9:00 a.m., for the following purposes:

  1. To elect six directors; and

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record at the close of business on June 2, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Steven J. Schneider

                                          Steven J. Schneider,
                                          Senior Vice President-Finance,
                                          Chief Financial Officer and
                                          Secretary

Indianapolis, Indiana
June 9, 1997


 YOUR VOTE IS IMPORTANT, ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             THE FINISH LINE, INC.
                           3308 N. MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA 46236

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 17, 1997

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 9, 1997 in connection with the solicitation of proxies by the Board of Directors of The Finish Line, Inc. ("TFL" or the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at NBD Bank, One Indiana Square, Indianapolis, IN 46266, 5th Floor Auditorium, on Thursday, July 17, 1997, at 9:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company's stockholders will be asked to elect six directors, and to vote on such other matters as may properly come before the Annual Meeting.

  Throughout this Proxy Statement, fiscal 1997, fiscal 1996 and fiscal 1995 represent the fiscal years ended March 1, 1997, February 29, 1996, and February 28, 1995, respectively.

PERSONS MAKING THE SOLICITATION

  The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company's stockholders. In addition, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefore. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Stock.

VOTING AT THE MEETING

  Stockholders of record at the close of business on June 2, 1997 of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 17,995,342 shares of Class A Common Stock and 7,967,206 shares of Class B Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote and each outstanding share of Class B Common Stock entitles the holder to ten votes.

  The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

  Stockholders do not have the right to cumulate their votes in the election of directors.

REVOCABILITY OF PROXY

  A proxy may be revoked by a stockholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholders or, if no instructions are indicated, will be voted FOR the slate of directors described herein, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of June 2, 1997, information relating to the beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock or Class B Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

                               BENEFICIAL OWNERSHIP AS OF JUNE 2, 1997
                          --------------------------------------------------------
                                 CLASS A                CLASS B
                          ------------------------ ---------------------
                           NUMBER OF        % OF   NUMBER OF      % OF     TOTAL
    NAME                  SHARES(1)(2)    CLASS(3) SHARES(1)    CLASS(3)  SHARES
    ----                  ------------    -------- ---------    -------- ---------
Alan H. Cohen...........      94,000(4)     (11)   2,521,898(5)   31.7%  2,615,898
David I. Klapper........      97,000(4)     (11)   2,543,698(6)   31.9%  2,640,698
David M. Fagin..........         --         --       899,241(7)   11.3%    899,241
Larry J. Sablosky.......      70,000(4)     (11)   1,805,279(8)   22.7%  1,875,279
Joseph W. Wood..........      17,000(9)     (11)         --        --       17,000
Steven J. Schneider.....      26,502(9)     (11)         --        --       26,502
Donald E. Courtney......      32,100(9)     (11)         --        --       32,100
George S. Sanders.......      13,900(9)     (11)         --        --       13,900
Michael L. Marchetti....       1,000(9)     (11)         --        --        1,000
Thomas R. Sicari........       1,500(9)     (11)         --        --        1,500
Kevin S. Wampler........       5,700(9)     (11)         --        --        5,700
Kevin G. Flynn..........         600(9)     (11)         --        --          600
Robert A. Edwards.......       7,000(9)     (11)         --        --        7,000
Jonathan K. Layne.......       4,000(9)     (11)         --        --        4,000
Jeffrey H. Smulyan......      24,000(9)     (11)         --        --       24,000
Pilgrim Baxter & Ass.
 Ltd....................   1,978,800(10)    11.0%        --        --    1,978,800
  1255 Drummers Lane,
   Ste 300
  Wayne, PA 19087-1590
AIM Management Group....   1,354,600(10)     7.5%        --        --    1,354,600
  11 Greenway Plaza, Ste
   1919
  Houston, TX 77046-1173
Navellier & Associates..   1,321,890(10)     7.3%        --        --    1,321,890
  1 East Liberty Street,
   3rd Fl
  Reno, NV 89501
Husic Capital
Management..............   1,265,100(10)     7.0%        --        --    1,265,100
  555 California St.,
   Ste 2900
  San Francisco, CA
   94104
Nicholas Applegate
 Capital................   1,114,728(10)     6.2%        --        --    1,114,728
  600 W. Broadway, 29th
   Fl
  San Diego, CA 92101
Invesco Funds Group,
Inc. ...................   1,063,800(10)     5.9%        --        --    1,063,800
  7800 E. Union Avenue
  Denver, CO 80237
All directors and
 executive officers as a
 group (15 persons).....     392,702         2.2%  7,770,116      97.5%  8,162,818

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 (1) Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46236.

 (2) If shares of Class B Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of Class A Common Stock.

 (3) The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

 (4) Represents shares gifted to a private family foundation which is controlled by the named person.

 (5) Includes 859,101 shares of Class B Common Stock held as Trustee of various trusts for the benefit of his minor children and 300,000 shares of Class B Common Stock held by a family partnership in which Mr. Cohen serves as general partner.

 (6) Includes 855,833 shares of Class B Common Stock held as Trustee of various trusts for the benefit of his minor children and 509,526 shares of Class B Common Stock held by a family partnership in which Mr. Klapper serves as general partner.

 (7) Includes 13,164 shares held by Mr. Fagin as custodian for his minor children and 202,910 shares held by a family partnership of which Mr. Fagin is a partner. Excludes an aggregate of 197,090 shares held by the same family partnership which are deemed beneficially owned by Mr. Fagin's son and daughter (each of whom is over the age of 21) and by Mr. Fagin's former spouse.

 (8) Includes 372,867 shares of Class B Common Stock held as Trustee of two trusts for the benefit of his minor children and 119,496 shares of Class B Common Stock held by a trust for Mr. Sablosky's minor children under a Trust Agreement pursuant to which he serves as a co-trustee. In addition, includes 9,968 shares held by Mr. Sablosky's spouse and 11,632 shares held by Mr. Sablosky as custodian for his minor children.

 (9) Includes the following shares issuable upon exercise of options which are exercisable within 60 days of June 2, 1997:

      Joseph W. Wood..................................................... 17,000
      Steven J. Schneider................................................ 20,502
      Donald E. Courtney................................................. 30,500
      George S. Sanders.................................................. 13,900
      Michael L. Marchetti...............................................  1,000
      Thomas R. Sicari...................................................  1,500
      Kevin S. Wampler...................................................  5,700
      Kevin G. Flynn.....................................................    400
      Robert A. Edwards..................................................  6,300
      Jonathan K. Layne..................................................  4,000
      Jeffrey H. Smuylan................................................. 18,000

(10) This information is based solely on a Schedule 13G filed with the Securities Exchange Commission, a copy of which was provided to the Company. The respective dates of the Schedule 13G(s) are as follows:

      Pilgrim Baxter & Associates, Ltd. ............................... 02/14/97
      AIM Management................................................... 02/12/97
      Navellier & Associates........................................... 02/15/97
      Husic Capital.................................................... 04/07/97
      Nicholas Applegate............................................... 02/03/97
      Investco......................................................... 02/14/97

(11) Less than 1% of the shares of Class A Common Stock outstanding.

                             ELECTION OF DIRECTORS

  A Board of six directors is to be elected at the 1997 Annual Meeting. The persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company unless otherwise indicated by the stockholder on the Proxy Card. Directors elected at the 1997 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

NOMINEES

  The nominees for election as directors of the Company are Alan H. Cohen, David I. Klapper, David M. Fagin, Larry J. Sablosky, Jonathan K. Layne, and Jeffrey H. Smulyan. See "Management--Executive Officers and Directors" for additional information concerning the nominees.

  BOARD OF DIRECTORS' RECOMMENDATION.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:

                                                                    EXECUTIVE
                                                                    OFFICER OR
                                                                     DIRECTOR
             NAME              AGE            POSITION                SINCE
             ----              ---            --------              ----------
 Alan H. Cohen...............   50 Chairman of the Board,              1976
                                   President and Chief Executive
                                   Officer
                                   Executive Vice President,
 David I. Klapper............   48 Director                            1976
                                   Executive Vice President,
 David M. Fagin..............   53 Director                            1982
                                   Executive Vice President,
 Larry J. Sablosky...........   48 Director                            1982
                                   Senior Vice President-
 Joseph W. Wood..............   50 Merchandise and Marketing           1995
 Steven J. Schneider.........   41 Senior Vice President-Finance,      1989
                                   Chief Financial Officer and
                                   Secretary
                                   Senior Vice President-MIS and
 Donald E. Courtney..........   42 Distribution                        1989
 George S. Sanders...........   39 Senior Vice President-Real          1994
                                   Estate and Store Development
                                   Senior Vice President-Store
 Michael L. Marchetti........   46 Operations                          1995
                                   Vice President-General
 Thomas R. Sicari............   43 Merchandise Manager                 1997
 Kevin S. Wampler............   34 Vice President-Corporate            1997
                                   Controller and Assistant
                                   Secretary
 Kevin G. Flynn..............   33 Vice President-Marketing            1997
 Robert A. Edwards...........   35 Vice President-Distribution         1997
 Jonathan K. Layne...........   43 Director                            1992
 Jeffrey H. Smulyan..........   49 Director                            1992

  Mr. Alan H. Cohen, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since May 1982. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981.

  Mr. David I. Klapper, a co-founder of the Company, has as served as Executive Vice President and a director of the Company since May 1982. Since 1976, Mr. Klapper has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).

  Mr. David M. Fagin, a co-founder of the Company, has served as Executive Vice President and a director of the Company since May 1982. Prior to 1982, Mr. Fagin was self employed as a manufacturer's representative for sporting goods companies. Mr. Fagin has been involved in the athletic retail industry for over 25 years.

  Mr. Larry J. Sablosky, a co-founder of the Company, has served as Executive Vice President and a director of the Company since May 1982. Prior to 1982, Mr. Sablosky was employed in a family retail business for over 10 years. Mr. Sablosky has been involved in the retail industry for over 20 years.

  Mr. Joseph W. Wood has served as Senior Vice President-Merchandise and Marketing of the Company since March 1997 and as Vice President and General Merchandise Manager of the Company since January 1995. From May 1993 to December 1994, Mr. Wood served as Executive Vice President and Chief Operating Officer of Just For Feet, an athletic footwear retailer. From October 1986 to May 1993, Mr. Wood served as Senior Vice President and General Merchandise Manager of the Athlete's Foot Group, a mall based athletic footwear retailer.

  Mr. Steven J. Schneider has served as Senior Vice President-Finance, Chief Financial Officer and Secretary of the Company since March 1997 and as Vice President-Finance and Chief Financial Officer of the Company since April 1989. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc. a women's apparel retailer. Mr. Schneider, a Certified Public Accountant, was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for 15 years.

  Mr. Donald E. Courtney has served as Senior Vice President-MIS and Distribution of the Company since March 1997 and as Vice President-MIS and Distribution of the Company since August 1989. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Mr. Courtney was employed by Guarantee Auto Stores, Inc., an automotive retailer. At the time Mr. Courtney left Guarantee Auto Stores, he held the position of Vice President-MIS and Distribution.
Mr. Courtney has been involved in the retail industry for 18 years.

  Mr. George S. Sanders has served as Senior Vice President-Real Estate and Stove Development of the Company since March 1997 and as Vice President-Real Estate and Store Construction since April 1994. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates, he held the position of Sr. Leasing Representative.

  Mr. Michael L. Marchetti has served as Senior Vice President-Store Operations of the Company since March 1997 and as Vice President-Store Operations since September 1995. From May 1990 to September 1995, Mr. Marchetti was employed by Champs Sports, a division of Woolworth Corporation, the last five years of which he served as Regional Vice President. Mr. Marchetti has been involved in the retail industry for over 25 years.

  Mr. Thomas R. Sicari has served as Vice President-General Merchandise Manager of the Company since March 1997. He has been employed by the Company since April 1995 and prior to being an officer served a General Merchandise Manager. Previously Mr. Sicari was employed as a buyer by The Sports Authority an "athletic superstore" retailer from March 1994 to April 1995. Mr. Sicari was employed by Champs ( a division of Kinney Corp.) a specialty athletic mall based retailer from March 1983 through March 1994. At the time Mr. Sicari left Champs he held the position of Head Buyer.

  Mr. Kevin S. Wampler has served as Vice President-Corporate Controller and Assistant Secretary of the Company since March 1997. Mr. Wampler is a CPA and has been employed by the Company since June 1993 as Corporate Controller. Mr. Wampler was previously employed by a national accounting firm from July 1986 to June 1993. At the time Mr. Wampler left the national accounting firm, he held the position of Audit Manager.

  Mr. Kevin G. Flynn has served as Vice President-Marketing of the Company since March 1997. Mr. Flynn has been employed by the Company since November 1994 and prior to election as an officer, held the position of Marketing Director. Mr. Flynn was previously employed from July 1992 to November 1994 as Associate Media Director for Caldwell Van Riper, a regional advertising agency.

  Mr. Robert A. Edwards has served as Vice President-Distribution of the Company since March 1997. Mr. Edwards has been employed by the Company since June 1983 and prior to his election as an officer, held the position of Director of Distribution.

  Mr. Jonathan K. Layne has served as a director of the Company since June 1992. Mr. Layne has been a partner of the law firm of Gibson, Dunn & Crutcher LLP since 1987, where he specializes in corporate and securities law matters. Mr. Layne was an associate with Gibson, Dunn & Crutcher LLP from 1979 to 1986. Mr. Layne is also a member of the Board of Directors of Amwest Insurance Group, Inc., an insurance holding company, K-Swiss Inc., a manufacturer of athletic footwear and Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  Mr. Jeffrey H. Smulyan has served as a director of the Company since June 1992. Mr. Smulyan has served since 1986 as Chairman of the Board and President of Emmis Broadcasting Corporation, an owner and operator of radio stations. Mr. Smulyan served as Chairman of the Seattle Mariners professional baseball team from 1989 until 1992 and was the principal owner of Seattle Baseball, L.P., which owned the Mariners prior to their sale in July 1992.

  Each director holds office until the next annual meeting of stockholders or until his successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships among any directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held 7 meetings in fiscal 1997 and all directors attended at least 75 percent of the meetings of the Board and Board Committees of which they were members.

  The Board of Directors has two committees. The Audit Committee is comprised of Messrs. Cohen, Layne, and Smulyan. The Compensation and Stock Option Committee is comprised of Messrs. Smulyan and Layne. There is no committee performing the function of a Nominating Committee.

  The Audit Committee met two times during fiscal 1997. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent auditors and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company's accounting and financial practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel.

  The Compensation and Stock Option Committee met three times during fiscal 1997. The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company's stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1997, 1996, and 1995 for the person who was Chief Executive Officer at the end of the last fiscal year and the five most highly compensated executive officers of the Company ("Named Officers") whose salary and bonus exceeded $100,000 in fiscal year 1997.

                          SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                           --------------------------------
                                                                                    AWARDS          PAYOUTS
                                                                           ------------------------ -------
                                                    ANNUAL COMPENSATION                SECURITIES
                                                    -------------------    RESTRICTED  UNDERLYING    LTIP    ALL OTHER
                                                     SALARY     BONUS        STOCK    OPTIONS/SAR'S PAYOUTS COMPENSATION
   NAME AND PRINCIPAL POSITION                 YEAR    ($)     ($)(1)      AWARD(S) $      (#)        ($)      ($)(3)
   ---------------------------                 ---- --------- ---------    ---------- ------------- ------- ------------
Alan H. Cohen...........................       1997   265,000   159,000        --           --         --         --
  CEO, President and                           1996   265,000   116,706        --           --         --         --
  Chairman of the Board                        1995   250,000    90,000        --           --         --      30,000

Larry J. Sablosky.......................       1997   175,000    70,000        --           --         --      18,390
  Executive Vice President,                    1996   225,000    99,090        --           --         --      17,879
  Director                                     1995   250,000    90,000        --           --         --      30,000

Joseph W. Wood..........................       1997   187,400    74,960        --           --         --      18,390
  Sr. Vice President--                         1996   172,632    80,685(2)     --        10,000        --         --
  Merchandise and Marketing                    1995    26,559       --         --        80,000        --         --

Steven J. Schneider.....................       1997   160,000    64,000        --           --         --      18,390
  Sr. Vice President of Finance,               1996   145,200    42,631        --        10,000        --      17,879
  Chief Financial Officer                      1995   132,000    31,680        --        10,000        --      16,303
  and Secretary

David I. Klapper........................       1997   125,000    50,000        --           --         --      18,391
  Executive Vice President,                    1996   175,000    51,380        --           --         --      17,879
  Director                                     1995   250,000    90,000        --           --         --      30,000

--------
(1) Cash bonuses for services rendered in each fiscal year have been listed in the year earned; however the amounts listed were actually paid in the subsequent fiscal year, except as noted in Note (2) below.

(2) $30,000 of the stated amount was paid in January 1996 as a signing bonus which was paid at the end of Mr. Wood's first year of employment.

(3) The stated amounts are Company contributions to The Finish Line, Inc. Profit Sharing Plan.

DIRECTOR COMPENSATION

  Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $2,500 per annum and an additional $2,500 per meeting for attending regular meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. In addition, Directors who are not employees of the Company receive options to purchase 6,000 shares of Class A Common Stock upon their first election to the Board and an additional 4,000 options for each year they serve on the Board.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

  Shown below is information with respect to unexercised options to purchase the Company's Class A Common Stock under the Incentive Plan.

                                                     NUMBER OF
                                                    SECURITIES
                                                    UNDERLYING
                                                    UNEXERCISED    IN-THE-MONEY
                                                   OPTIONS/SARS   OPTIONS/SARS AT
                                                   AT FY-END (#)   FY-END ($)(1)
                         SHARES ACQUIRED   VALUE   ------------- -----------------
                           ON EXERCISE   REALIZED  EXERCISABLE/    EXERCISABLE/
    NAME                       (#)          ($)    UNEXERCISABLE   UNEXERCISABLE
    ----                 --------------- --------- ------------- -----------------
Alan H. Cohen...........        --             --     --     --      --        --
David I. Klapper........        --             --     --     --      --        --
Larry J. Sablosky.......        --             --     --     --      --        --
Joseph W. Wood..........      8,000        158,520 17,000 65,000 318,188 1,148,687
Steven J. Schneider.....     60,000      1,113,930 20,502 19,500 349,408   342,500

--------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on the NASDAQ National Market System on February 28, 1997 ($21.50) and the exercise price of the options.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

SCOPE OF COMMITTEE'S WORK

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") administers the Company's 1992 Employee Stock Incentive Plan, as amended, reviews the Company's compensation plans, programs and policies for executive officers, monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

SUMMARY OF COMPENSATION POLICIES FOR CEO AND EXECUTIVE OFFICERS

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to encourage achievement of superior results over time and to directly align executive officer and stockholder economic interests.

CEO COMPENSATION

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by Company performance. For the period from the closing of the Company's initial public offering on June 16, 1992 through February 28, 1995, Mr. Alan H. Cohen, the Company's Chief Executive Officer, was compensated at the annualized base rate of $250,000. For the latest two fiscal years, Mr. Cohen's base compensation was increased to $265,000. See "Executive Compensation--Summary Compensation Table". In March 1996, the Committee established a performance bonus program for Mr. Cohen (as well as for the Company's other senior executive officers) which, for the fiscal year ended March 1, 1997, was based on four factors:

  1. Increase in 1997 income before taxes as compared to 1997 income before taxes
  2. Same store sales increases
  3. Total sales increases
  4. Total square footage from retail stores added

  A bonus of between 0% and 60% of base compensation, up to a maximum of $159,000 was payable to Mr. Cohen under the program. The Committee believes this arrangement provided the Chief Executive Officer (as well as the Company's other senior executive officers) with significant incentive and aligned what amounted to a bonus ($159,000 for fiscal 1997) equal to a meaningful percentage (60% for fiscal 1997) of his annual base salary directly to the Company's economic performance.

  While the Committee believes that the use of stock options which vest over a period of time are an effective device to link individual compensation with increased stockholder values, because of Mr. Cohen's substantial equity position in the Company (2,521,898 shares of Class B Common Stock as of June 2, 1997), Mr. Cohen requested that he not be eligible at the current time for the grant of stock options or other incentive awards under the Company's Incentive Plan. Consequently, no options or incentive awards were granted to Mr. Cohen during fiscal 1997.

EXECUTIVE OFFICERS COMPENSATION

  The Committee has adopted similar policies with respect to overall compensation of the Company's other senior executive officers. The salaries of Messrs. Sablosky and Klapper were identical to Mr. Cohen for the period June 16, 1992 through February 28, 1995 ($250,000 on an annualized basis). For fiscal 1996, Messrs. Sablosky and Klapper were compensated at $225,000 and $175,000, respectively. For fiscal 1997, Messrs. Sablosky and Klapper were compensated at $175,000 and $125,000, respectively. These salary levels were established by considering the salaries of similar executives of comparable companies both within and outside the industry in which the Company operates as well as the relative contributions of these executives to the Company. Such executive officers were also eligible on the same terms for the bonus program described above for Mr. Cohen. Finally, due to their substantial equity positions in the Company, Messrs. Sablosky and Klapper (who owned as of June 2, 1997 1,805,279, and 2,543,698 shares of Class B Common Stock, respectively), have also requested that they not be eligible at the current time for the grant of stock options or other incentive awards under the Incentive Plan. Consequently, no options or incentive awards were granted to these executives during fiscal 1997.

  The Company's Senior Vice President-Merchandise and Marketing, Mr. Wood, was compensated at an annual base salary of $187,400 during fiscal 1997. The Company's Senior Vice President-Finance, Chief Financial Officer and Secretary, Mr. Schneider, was compensated at an annual base salary of $160,000 during fiscal 1997. In addition, Messrs. Wood and Schneider participated in a bonus plan similar to the plan described above, subject to a maximum bonus of 40% of annual base salary.

  The Company's Chief Executive Officer and the other Named Officers were also eligible to participate in the Company's Profit Sharing Plan currently up to a maximum annual contribution of $30,000 per person for the Company's most recent plan year ended October 31, 1996. See "Executive Compensation--Summary Compensation Table".

  Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments which qualify as "performance based." To qualify as "performance based", compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive's exercise of stock options rights (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the Committee's control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company's stockholders.

                                          COMPENSATION AND STOCK
                                          OPTION COMMITTEE

                                          Jonathan K. Layne
                                          Jeffrey H. Smulyan

May 28, 1997

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Smulyan and Layne comprise the Compensation and Stock Option
Committee.

  Mr. Layne is a partner of the law firm of Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company in the future.

                         STOCK PRICE PERFORMANCE GRAPH

             COMPARISON OF FIFTY-SIX MONTH CUMULATIVE TOTAL RETURN
                          AMONG THE FINISH LINE, INC.
                     S&P 500 INDEX AND PEER GROUP INDEX (1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           THE FINISH        S&P
(Fiscal Year Covered)        LINE, INC.     500 INDEX    Peer Group
-------------------          ----------     ---------     ----------
Measurement Pt-  6/9/92(2)   $100           $100         $100
FYE   2/26/93                $181.0         $117.6       $141.2
FYE   2/28/94                $ 77.4         $139.2       $161.6
FYE   2/28/95                $ 60.7         $141.2       $126.1
FYE   2/29/96                $ 83.3         $196.7       $ 79.7
FYE   2/28/97                $409.5         $234.8       $ 73.6

                     ASSUMES $100 INVESTED ON JUNE 9, 1992
                    AND ASSUMES DIVIDENDS REINVESTED THROUGH
                        FISCAL YEAR ENDING MARCH 1, 1997
--------
(1) Peer group is: SIC Codes 5940 through 5949 (20 actively trading issues during relevant period). SIC codes beginning with 594 represent miscellaneous Shopping Goods Stores which, in management's opinion, most closely represents the peer group of the Company.

(2) The first day of trading of the Company's Class A Common Stock on the NASDAQ National Market System.

EMPLOYEE INCENTIVE STOCK OPTION PLAN

 General

  On March 27, 1992, the Board of Directors adopted the 1992 Employee Stock Incentive Plan (the "Incentive Plan"), the purpose of which is to enable the Company to attract, retain and motivate its employees by providing for or increasing their proprietary interest in the Company. The Incentive Plan was amended by the Board of Directors on April 20, 1995 and by the Company's Stockholders on July 20, 1995 to increase the maximum number of shares of Class A Common Stock issuable from 1,000,000 to 1,700,000. Any person who is employed by the Company or any subsidiary of the Company is eligible to participate in the Incentive Plan. As of June 2, 1997 approximately 6,000 persons were eligible.

  The Incentive Plan authorizes the issuance of up to 1,700,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As of June 2, 1997, options to purchase an aggregate of 1,445,400 shares of Class A Common Stock at an average exercise price of $8.07 per share had been granted (net of cancellations) under the Incentive Plan to a total of 148 persons leaving 254,600 options available for future grant. Included in these grants are options to purchase an aggregate of 210,000 shares granted to two of the named executive officers at an average exercise price of $4.39. Of these options, 87,998 have been exercised at an average price of $5.01 per share. All unexercised options, including those granted to the executives above, total 1,096,852 shares and vest over the following years:

                                                  #
                                               SHARES
                                               -------
             Currently Vested................. 244,376
             Vest During FYE 2/1998........... 270,355
             Vest During FYE 2/1999........... 269,926
             Vest During FYE 2/2000........... 188,875
             Vest During FYE 2/2001........... 123,320

  The Incentive Plan provides that it shall be administered by the Compensation and Stock Option Committee consisting of two or more directors, each of whom is a "disinterested person." A "disinterested person" is generally one who is not eligible and has not been eligible at any time within one year prior to becoming a member of the Compensation and Stock Option Committee for selection as a person to whom benefits may be granted pursuant to the Incentive Plan or any other non-formula plan of the Company or any of its affiliates. Subject to the provisions of the Incentive Plan, the Compensation and Stock Option Committee has full and final authority to select employees to whom awards will be granted thereunder, to grant such awards and to determine the number of shares to be sold or issued pursuant thereto and the terms and provisions of such awards, including, without limitation, the terms relating to vesting, exercise price and form of payment.

  The Incentive Plan authorizes the Compensation and Stock Option Committee to award eligible employees any type of benefits that may involve the issuance of shares of Class A Common Stock or other benefits that are derived from the value of shares of Class A Common Stock. Benefits are not restricted to any specified form or structure and may include, without limitation, stock bonuses, restricted stock, stock options, and other benefits. Any award may consist of one such arrangement or two or more of them in tandem or in the alternative. On May 27 1997, the last sale price of the Company's Class A Common Stock on the NASDAQ National Market System was $12.25 per share.

  No awards may be granted under the Incentive Plan after March 27, 2002, and no shares of Class A Common Stock may be issued under the Incentive Plan after March 27, 2012.

  The Incentive Plan may be amended or terminated by the Board of Directors at any time; provided, however, that no such amendment or termination can deprive the recipient of an award granted under the Incentive Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

 General

  On July 21, 1994, the stockholders adopted the Non-Employee Director Stock Option Plan (the "Director Plan"), the purpose of which is to enable the Company to attract, retain and motivate its non-employee directors by providing for or increasing their proprietary interest in the Company. Any non-employee director of the Company or any subsidiary of the Company is eligible to participate in the Director Plan. As of June 2, 1997, two persons were eligible.

  The Director Plan authorizes the issuance of up to 150,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As of June 2, 1997, options to purchase an aggregate of 36,000 shares of Class A Common Stock at an average exercise price of $6.42 per share had been granted under the Director Plan to a total of two persons. Of these options, 14,000 have been exercised at an average price of $4.93 per share. The unexercised options total 22,000 shares and vest over the following years:

                                              # SHARES
                                              --------
             Currently Vested................  14,000
             Vest During FYE 2/98............   8,000

  The Director Plan is intended to be self-governing. To this end, the Director Plan requires no discretionary action by any administrative body with regard to any transaction under the Director Plan. To the extent, if any, that any questions or interpretation arise, they will be resolved by the Board.

  Upon initial election or appointment of any non-employee director to the Board or upon a continuing director becoming a non-employee director, such non-employee director will become eligible to receive an option to purchase 6,000 shares of the Company's Class A Common Stock to be granted on the date of the next Annual Meeting of Stockholders pursuant to the terms and conditions described in the Director Plan.

  In addition, each non-employee director will be automatically granted, on a annual basis, a non-qualified stock option to purchase 4,000 shares of the Company's Class A Common stock on the date of each Annual Meeting of Stockholders commencing with the Annual Meeting of Stockholders at which the non-employee director is granted the 6,000 share option pursuant to the foregoing paragraph. The per share exercise price of the option will be the fair market value of a share of the Company's Class A Common Stock on the date of grant, defined as the closing price of the Company's Class A Common Stock on the NASDAQ National Market System (or such other securities market on which the Company's Class A common Stock is primarily traded on such date). Each option will have a term of ten years and shall become fully exercisable one year after grant. On May 27, 1997, the last sale price of the Company's Class A Common Stock on the NASDAQ National Market System was $12.25 per share.

  No awards may be granted under the Director Plan after July 21, 2004, and no shares of Class A Common Stock may be issued under the Director Plan after July 21, 2014.

  The Director Plan may be amended or terminated by the Board of Directors at any time; provided, however, that no such amendment or termination can deprive the recipient of an award granted under the Director Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young LLP was the Company's certified public accountant for fiscal 1997. During fiscal 1997, the Company also engaged Ernst & Young LLP to render certain non-audit professional services involving assistance on tax planning matters and general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Ernst & Young LLP has been selected by the Audit Committee and the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Ernst & Young LLP during fiscal 1997 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Ernst & Young LLP plan to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

  Proposals which stockholders intend to present at the 1998 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46236) no later than February 10, 1998.

                                 MISCELLANEOUS

  The Company's Annual Report to Stockholders for the fiscal year ended March 1, 1997, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

  The Company is not aware of any other business to be presented at the 1997 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgments.

                                          By Order of the Board Of Directors

                                          /s/ Steven J. Schneider

                                          Steven J. Schneider,
                                          Senior Vice President-Finance, Chief
                                          Financial Officer and Secretary

Indianapolis, Indiana
June 9, 1997

                             THE FINISH LINE, INC.
                             CLASS A COMMON STOCK
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 17, 1997
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 1997 AT 9:00 A.M.
NBD BANK, ONE INDIANA SQUARE, INDIANAPOLIS, INDIANA 46266, 5TH FLOOR AUDITORIUM

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1997 Annual Meeting and, revoking all prior Proxies, appoints Alan H. Cohen and Steven J. Schneider, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in The Finish Line, Inc. at the Annual Meeting of Stockholders to be held on July 17, 1997, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side of this proxy card.

                           (CONTINUED ON OTHER SIDE)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             THE FINISH LINE, INC.

                                 July 17, 1997

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


A [X] Please mark your
      votes as in this
      example

                      FOR all nominees         WITHHOLD      Nominees:
                      listed at right         AUTHORITY      Alan H. Cohen
                    (except as marked       to vote for all  David M. Fagin
                   to the contrary below)   nominees listed  David I. Klapper
                                                             Jonathan K. Layne
1.  Election of           [ ]                    [ ]         Larry J. Sablosky
    Directors.                                               Jeffrey H. Smulyan


(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


-------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURES(S)_____________________________________________________

__________________________________________________________________
                   SIGNATURE (IF HELD JOINTLY)

DATED:__________________, 1997

Note: Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.